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                                                                     Exhibit 5.1


                                                         March 26, 1999


Dendrite International, Inc.,
     1200 Mt. Kemble Avenue,
          Morristown, NJ 07960-6797


Dear Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,737,500 shares of common stock, without par value (the "Securities"), of Dendrite International, Inc., a New Jersey corporation (the "Company"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement on Form S-3 (File No. 333-71337) relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the issue and sale of the Securities have been duly established in conformity with the Company's amended and restated certificate of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the Federal laws of the United States and the Business Corporation Act of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
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                  We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                                               Very truly yours,